Exhibit 99.2

NEWS RELEASE

Contacts:	Alan Krenek,
Chief Financial Officer
Basic Energy Services, Inc.
817-334-4100

Jack Lascar
Dennard ▪ Lascar Associates
713-529-6600

BASIC ENERGY SERVICES SUCCESSFULLY COMPLETES
PREPACKAGED RESTRUCTURING AND EMERGES FROM
CHAPTER 11 WITH $125 MILLION OF NEW CAPITAL
AND DEBT LEVEL REDUCED BY OVER $775 MILLION

FORT WORTH, Texas - December 23, 2016 - Basic Energy Services, Inc. (NYSE: BAS) (“Basic” or the “Company”) today announced that the Company and its affiliated chapter 11 debtors have successfully completed their prepackaged restructuring and recapitalization plan (the “Prepackaged Plan”) and emerged from chapter 11 bankruptcy protection.

Through its Prepackaged Plan, Basic equitized over $800 million of unsecured debt, including accrued interest, eliminated over $60 million in annual cash interest, and raised $125 million of new capital. Existing shareholders of record as of the close of trading on December 23, 2016 will receive new common stock and warrants in the reorganized Company. The Company believes that its substantially deleveraged balance sheet and capital infusion position Basic for long-term success for the benefit of all of its stakeholders.

“Today marks the completion of a restructuring and recapitalization that allows the Company to move forward with a solid financial foundation from which we expect to continue to strengthen our business and grow," said Roe Patterson, Chief Executive Officer. “We now have the financial flexibility to continue to provide our customers with industry-leading expertise and safe, efficient services. Basic is thankful for the continued support of our employees, customers and suppliers and for the support of our secured term loan lenders, secured ABL lenders and unsecured bondholders. That support has been integral to the successful outcome of the chapter 11 process.”

The Company’s new common stock (CUSIP number 06985P 209) (the “New Common Shares”) has been approved for listing on the New York Stock Exchange (the “NYSE”) under the NYSE ticker symbol “BAS,” the same as the symbol for existing shares of the Company’s issued common stock (CUSIP number 06985P 100). Trading in the New Common Shares on the NYSE is expected to commence on Tuesday, December 27, 2016. The Company’s warrants will not be listed on the NYSE or any other exchange at this time.

Exhibit 99.2

Pro Forma Capital Structure

The table below summarizes Basic’s cash, debt and liquidity values as of September 30, 2016 on a historical basis, as well as a pro forma basis after giving effect to the restructuring.

As of September 30, 2016, Basic was considered to be in default on its $100 million ABL Credit Facility. As such, the only amount eligible under the borrowing base was the amounts associated with the Company’s letters of credit.

Board of Directors

The Company also announced today a newly constituted Board of Directors, effective in conjunction with the Company's emergence from chapter 11:

•
T.M. “Roe” Patterson - Mr. Patterson has 21 years of related industry experience. He was named our President and Chief Executive Officer and appointed as a Director in September 2013. From 2006 to September 2013, Mr. Patterson worked for Basic in positions of increasing responsibility. Prior to joining Basic, he was President of TMP Companies, Inc. He was a Contracts/Sales Manager at Patterson Drilling Company from 1996 to 2000.

•
Timothy H. Day - Mr. Day is currently a private investor and director of several private companies. Prior to this, Mr. Day joined First Reserve in 2000 as a Vice President, served as Managing Director since 2007 and Co-Head of Buyout since 2012 until December 2015. Mr. Day currently serves as a director on the board of Diamond S Shipping, TNT Crane & Rigging and TPC Group. Mr. Day previously served as a Director of PBF Energy Inc. and Crestwood Midstream Partners LP. Mr. Day has been named Chairman of the Board of the Company.

•
John Jackson - Mr. Jackson has served as Chief Executive Officer of Spartan Energy Partners since March 2010. Prior to that, from January 2008 through October 2009, Mr. Jackson was the Chairman and CEO of Price Gregory Services, Inc. Mr. Jackson currently sits on the board of directors of Seitel, Inc., Main Street Capital Corp. and Cone Midstream. He has previously served on the board of directors of Select Energy Services (2012 to 2015), RSH Energy (2013 to 2014), Encore Energy Partners (2009 to 2011) and Exterran Holdings, Inc. (2007 to 2009).

•
James D. Kern - Mr. Kern has served as Managing Partner of Majestic Ventures 1 LLC, a consulting and investment partnership focused on early stage growth companies since May 2014. In addition, Mr. Kern has served on the board of directors of PlaySight Interactive Ltd. since May 2014. From 2010 to mid-2014, Mr. Kern was a Managing Director at Nomura Securities, serving as Head of Global Finance FIG and Specialty Finance Investment Banking for the Americas.

•
Samuel E. Langford - Since January 2015, Mr. Langford has performed services as a consultant regarding upstream energy investments, strategies and management. Previously, Mr. Langford was employed by Newfield Exploration Co. as Senior Corporate Advisor-Corporate Office. In addition to Newfield, Mr. Langford has worked with Cockrell Oil & Gas, British Gas Exploration America, Tenneco Oil Company, Tenneco Inc and Exxon USA in various technical and managerial positions.

Exhibit 99.2

•
Julio Quintana - Mr. Quintana served as the President and Chief Executive Officer of Tesco Corporation (NASDAQ: TESO), from 2005 until his retirement in January 2015 and was a member of the Tesco board from September 2004 to May 2015. Mr. Quintana brings 36 years of experience in various aspects of the oil and gas exploration and production industry. He is currently member of the board of Directors of SM Energy (NYSE:SM) and Newmont Mining (NYSE:NEM). Mr. Quintana has also been a board member of Pipeline Pressure Isolation LLC, a private company, since April 2016.

The Prepackaged Plan provides that the initial Board of Directors will have a total of seven members. As of the Effective Date, six of the seven member of the Board of Directors have been designated. The Company anticipates that the remaining member of the Board of Directors will be designated shortly after the Effective Date.

Mr. Patterson said, “Our newly constituted Board is comprised of a diverse group of individuals with a range of backgrounds and expertise, each of whom will bring fresh perspective to Basic. We look forward to benefitting from their guidance as we embark on our new beginning.”

As previously announced, the Company’s Prepackaged Plan was confirmed by the United States Bankruptcy Court for the District of Delaware on December 9, 2016.
Weil, Gotshal & Manges LLP is serving as legal counsel, and Moelis & Company LLC is serving as investment banker to Basic. AP Services, LLC is acting as restructuring advisors to the Company in connection with its restructuring efforts.
About Basic Energy Services
Basic Energy Services provides well site services essential to maintaining production from the oil and gas wells within its operating area. The Company employs over 3,500 employees in more than 100 service points throughout the major oil and gas producing regions in Texas, Louisiana, Oklahoma, New Mexico, Arkansas, Kansas, California and the Rocky Mountain and Appalachian regions. Additional information on Basic Energy Services is available on the Company’s website at www.basicenergyservices.com.
Safe Harbor Statement

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the status of the negotiations and our liquidity. Basic has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including (i) changes in demand for our services and any related material impact on our pricing and utilizations rates, (ii) Basic's ability to execute, manage and integrate acquisitions successfully, (iii) changes in our expenses, including labor or fuel costs and financing costs, (iv) continued volatility of oil or natural gas prices, and any related changes in expenditures by our customers, (v) competition within our industry, (vi) Basic’s ability to comply with its financial and other covenants and metrics in its debt agreements, as well as any cross-default provisions, and (vii) the ability to execute the requirements of the Prepackaged Plan subsequent to its effective date. Additional important risk factors that could cause actual results to differ materially from expectations are disclosed in Item 1A of Basic’s Form 10-K for the year ended December 31, 2015 and subsequent Form 10-Qs filed with the SEC. While Basic makes these statements and projections in good faith, neither Basic nor its management can

Exhibit 99.2

guarantee that anticipated future results will be achieved. Basic assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by Basic, whether as a result of new information, future events, or otherwise.